UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 22, 2013
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ANADIGICS, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE (State or other jurisdiction of incorporation)	0-25662 Commission File No.	22-2582106 (IRS Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey                                                                                                                                          07059
(Address of principal executive offices)                                                                                                                                          (zip code)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (sec General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 22, 2013, ANADIGICS, Inc. issued a press release announcing that the Board of Directors has elected Ronald Michels, the Company's Chief Executive Officer, to serve as Chairman of the Board of Directors, and Lewis Solomon, one of the Company's current directors, to serve as Lead Independent Director, in each case effective March 20, 2013.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

99.1 Press release, dated as of March 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2013

ANADIGICS, Inc.

By: /s/Terrence G. Gallagher
Name: Terrence G. Gallagher
Title: Vice President and CFO

Exhibit 99.1

ANADIGICS, Inc. Announces the Appointment of Ron Michels as Chairman

WARREN, NJ, March 22, 2013 - ANADIGICS, Inc. (Nasdaq: ANAD), announced President and Chief Executive Officer, Ron Michels has been appointed Chairman of the Board of Directors effective March 20, 2013.  In conjunction with this appointment, the Company also announced the appointment of Lew Solomon as Lead Independent Director of the Board of Directors.

Mr. Michels, 59, joined ANADIGICS in 1987 and has served as President and Chief Executive Officer since March 2011.  He was the Company’s Executive Vice President and Chief Technology Officer from 2009 to 2011, and was SVP/General Manager of Broadband Products from 2005 to 2009.   Prior to that, he served in several other management and executive positions. Before joining ANADIGICS, he held various engineering and management positions in Lockheed Electronics, New Jersey Public Broadcasting, and K & M Broadcasting.

Mr. Michels earned his Bachelors degree in Electrical Engineering from the New Jersey Institute of Technology. He holds several U.S. Patents, has authored a number of publications in the area of RF communications and serves on the Lehigh University Electrical & Computer Engineering Advisory Board.

Mr. Solomon has served as a Director of the Company since September 1994 and as its Chairman from September 2009 to March 20, 2013, and previously, from 1985 to 1989. Mr. Solomon has been Chairman of SCC Company, a consulting firm specializing in technology, since 1990 in addition to serving as the Chairman of the Board of Harmonic Inc. Prior to founding SCC Company, Mr. Solomon was an Executive Vice President with Alan Patricof Associates from 1983 to 1986, and a Senior Vice President of General Instruments from 1967 to 1983.

Mr. Solomon, on behalf of the ANADIGICS Board of Directors, said “The ANADIGICS Board is extremely pleased with the steps that Ron and his team have taken to turn around our new product development performance and position the Company for much improved financial performance.  Naming Ron as Chairman will bring added strategic vision and perspective as well as operating experience to the position, will fully leverage his skill and expertise, will enable an effective process for Board and leadership succession at ANADIGICS, and will best serve the interests of the Company and its shareholders.”

For more information on ANADIGICS products and multimedia content, please refer to the following resources:

  •           ANADIGICS                                LinkedIn: http://www.linkedin.com/company/anadigics

  •           ANADIGICS                                Facebook: http://www.facebook.com/anadigics

  •           ANADIGICS                                Twitter:http://www.twitter.com/anadigics

  •           ANADIGICS                                Photos: http://www.flickr.com/anadigics_inc

  •           ANADIGICS                                Video: http://www.youtube.com/anadigics

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) designs and manufactures innovative radio frequency solutions for the growing cellular, WiFi, and infrastructure markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional performance and integration to deliver a unique competitive advantage to OEMs and ODMs for mobile device, base station, CATV infrastructure, CATV subscriber, and industrial applications. The Company’s award-winning solutions include power amplifiers, front-end ICs, front-end modules, line amplifiers, active splitters, tuners, and other RF components. For more information, visit www.anadigics.com.